Exhibit 99.1

UNITED STATES OF AMERICA
Before the

SECURITIES AND EXCHANGE COMMISSION

SECURITIES EXCHANGE ACT OF 1934

Release No. 77345 / March 10, 2016

ACCOUNTING AND AUDITING ENFORCEMENT

Release No. 3756 / March 10, 2016

ADMINISTRATIVE PROCEEDING
File No. 3-17166

In the Matter of Magnum Hunter Resources Corporation Respondent.	ORDER INSTITUTING CEASE-AND-DESIST PROCEEDINGS PURSUANT TO SECTION 21C OF THE SECURITIES EXCHANGE ACT OF 1934, MAKING FINDINGS, AND IMPOSING A CEASE-AND-DESIST ORDER

I.

The Securities and Exchange Commission (“Commission”) deems it appropriate that cease- and-desist proceedings be, and hereby are, instituted pursuant to Section 21C of the Securities Exchange Act of 1934 (“Exchange Act”), against Magnum Hunter Resources Corporation (“MHR” or “Respondent”).

II.

In anticipation of the institution of these proceedings, Respondent has submitted an Offer of Settlement (the “Offer”) which the Commission has determined to accept. Solely for the purpose of these proceedings and any other proceedings brought by or on behalf of the Commission, or to which the Commission is a party, and without admitting or denying the findings herein, except as to the Commission’s jurisdiction over it and the subject matter of these proceedings, which are admitted, Respondent consents to the entry of this Order Instituting Cease- and-Desist Proceedings Pursuant to Section 21C of the Securities Exchange Act of 1934, Making Findings, and Imposing a Cease-and-Desist Order (“Order”), as set forth below.

III.

On the basis of this Order and Respondent’s Offer, the Commission finds(1) that:

A. SUMMARY

1.                                             This proceeding concerns failures by MHR and its management to properly implement, maintain, and evaluate internal control over financial reporting (“ICFR”) for the fiscal year-ended December 31, 2011 and to maintain ICFR sufficient to keep pace with MHR’s growth from at least the fiscal year-ended December 31, 2011 through the quarter-ended September 30, 2013. MHR’s failures resulted in part from Ronald D. Ormand (“Ormand”) and David S. Krueger (“Krueger”) improperly evaluating the severity of identified control deficiencies.

B. RESPONDENT AND RELATED ENTITIES AND INDIVIDUALS

i.                          Respondent

2.                                             MHR is a Delaware corporation headquartered in Irving, Texas that operates as an independent oil and gas company engaged in the exploration and production of oil and gas in the United States. At all relevant times, MHR’s stock was registered with the Commission pursuant to Section 12(b) of the Exchange Act and traded on the New York Stock Exchange (“NYSE”). At all relevant times, MHR filed periodic reports with the Commission, including Forms 10-K and 10-Q, pursuant to Section 13(a) of the Exchange Act and related rules thereunder. On December 15, 2015, MHR filed a Form 8-K disclosing that the Company and certain subsidiaries had filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code.

ii.                          Other Relevant Entities and Individuals

3.                                             Ormand is a resident of Houston, Texas and was MHR’s Chief Financial Officer (“CFO”) from May 2009 through July 2013.

4.                                             Krueger is a resident of Flower Mound, Texas and was MHR’s Chief Accounting Officer (“CAO”) from October 2009 through October 2012. He was previously licensed as a CPA in the states of Arkansas and Oklahoma.

5.                                             Wayne Gray, CPA (“Gray”) is a resident of Plano, Texas and a former partner at a Public Company Accounting Oversight Board (“PCAOB”) registered public accounting firm. Gray was the engagement partner responsible for providing MHR’s external auditing services for the December 31, 2009 through June 30, 2012 reporting periods. Gray is a CPA licensed in the state of Texas.

(1)                                 The findings herein are made pursuant to Respondent’s Offer of Settlement and are not binding on any other person or entity in this or any other proceeding.

6.                                             Joseph Allred, CPA (“Allred”) is a resident of Arlington, Texas and is a partner at a PCAOB-registered public accounting firm.  Allred was responsible for the firm’s engagement that provided Sarbanes-Oxley Act of 2002 (“SOX”) consulting and internal auditing services to MHR from 2009 through 2012. These services included assisting MHR with documenting, evaluating, testing, and improving accounting and reporting processes.

C. FACTS

i.                          Statutory requirements regarding ICFR

7.                                             Section 13(b)(2)(B) of the Exchange Act makes public companies responsible for devising and maintaining a system of internal accounting controls sufficient to provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP.  See 15 U.S.C. §78m(b)(2)(B).

8.                                        Exchange Act Rule 13a-15(a) requires issuers, including MHR, to maintain ICFR.(2) See 17 C.F.R. 240.13a-15(a). Rule 13a-15(f) defines ICFR as:

[A]  process designed by,  or under the supervision of,  the issuer’s principal executive and principal financial officers, or persons performing similar functions, and effected by the issuer’s board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles[.] 17 C.F.R. 240.13a-15(f).

9.                                             Exchange Act Rule 13a-15(c) requires management—together with the participation of principal executive and principal financial officers (or persons performing similar functions)—to evaluate the effectiveness of ICFR as of the end of each fiscal year. See 17 C.F.R. 240.13a-15(c). Under Rule 13a-15(c), management may satisfy its obligations by conducting an evaluation in accordance with interpretive guidance issued by the Commission in Release No. 34-55929, Commission Guidance Regarding Management’s Report on Internal Control Over Financial Reporting Under Section 13(a) or 15(d) of the Securities Exchange Act of 1934, (the “2007 Guidance”).

10.                                      Item 308 of Regulation S-K requires management to provide an annual report that contains its assessment of the effectiveness of ICFR and any material weakness in ICFR.  Under Item 308, “[m]anagement is not permitted to conclude that the registrant’s [ICFR] is effective if there are one or more material weaknesses in the registrant’s [ICFR].” 17 C.F.R. 229.308.

11.                                      Item 308 of Regulation S-K further instructs that the registrant “must maintain evidential matter, including documentation, to provide reasonable support for management’s assessment of the effectiveness of the registrant’s [ICFR].” The 2007 Guidance similarly states

(2) Rule 13a-15(c) applies to issuers whose securities are registered under Section 12 of the Exchange Act and who are required either to file annual reports under Section 13(a) or 15(d) of the Exchange Act for the prior fiscal year or filed an annual report for the prior fiscal year.

that “[m]anagement is responsible for maintaining evidential matter, including documentation to provide reasonable support for its assessment.”

12.                                      Rule 1-02(a)(4) of Regulation S-X defines categories of ICFR deficiencies based on the severity, as follows:

•                  A “material weakness” is a “deficiency, or a combination of deficiencies, in [ICFR] such that there is a reasonable possibility that a material misstatement of the company’s annual or interim financial statements will not be prevented or detected on a timely basis.” See 17 C.F.R. 210.1-02(a)(4) (emphasis added). A misstatement is reasonably possible if the chance of a misstatement is more than remote but less than likely. See 2007 Guidance at 34-35, n. 47 (citing Financial Accounting Standards Board Statement No. 5, Accounting for Contingencies(3)).

•                  A “significant deficiency” is a “deficiency, or a combination of deficiencies, in [ICFR] that is less severe than a material weakness, yet important enough to merit attention by those responsible for oversight of the registrant’s financial reporting.” Id.

13.                                      The “severity of a deficiency in ICFR does not depend on whether a misstatement actually has occurred but rather on whether there is a reasonable possibility that the company’s ICFR will fail to prevent or detect a misstatement on a timely basis.”(4) See 2007 Guidance at 35 (emphasis added).

14.                                      Item 308(a)(3) of Regulation S-K requires public companies such as MHR to annually provide a report of management that discloses material weaknesses that have been identified by management. They are not required to publicly disclose significant deficiencies.

15.                                      Exchange Act Rule 13a-14 requires that every Form 10-Q and 10-K include certifications signed by each principal executive and principal financial officer (or persons performing similar functions). See 17 C.F.R. 240.13a-14. The certifying officers must confirm that the Form 10-Q or 10-K does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading. Id. Ormand certified MHR’s 2011 Form 10-K and March 31, 2012 and June 30, 2012 Forms 10-Q.

(3) FASB Statement No. 5 is available at http://www.fasb.org/jsp/FASB/Document_C/DocumentPage?cid=1218220126761&acceptedDisclaimer=true.  It defines “reasonably possible” as: “The chance of the future event or events occurring is more than remote but less than likely.”  FASB No. 5 at 4.  It defines “remote” as: “The chance of the future event or events occurring is slight.”  Id.

(4) See FR-77, Commission Guidance Regarding Management’s Report on Internal Control Over Financial Reporting Under Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (June 27, 2007) (“Commission Guidance”), available at http://www.sec.gov/rules/interp/2007/33-8810.pdf.

16.                                      As detailed further below, MHR engaged Allred’s firm to assist its management with the documentation, testing, and evaluation of the company’s ICFR in 2010, 2011, and 2012. Notwithstanding MHR’s reliance on the firm’s services, MHR’s management—including Ormand and Krueger—were ultimately responsible for its conclusions about the effectiveness of MHR’s ICFR.

ii.                          MHR’s Rapid Growth and Strained Accounting Resources

17.                                      MHR’s rapid growth strained its accounting resources. For example, MHR grew from $6 million in revenues in 2009 to $23 million in 2010, largely as the result of an $82 million acquisition in February 2010. In connection with the issuance of the external auditor’s report on MHR’s 2010 year-end audit results, Gray informed Ormand, Krueger, and MHR’s Audit Committee in February 2011 that MHR’s accounting department was experiencing “manpower issues” and lacked sufficient personnel to complete all required tasks on a timely basis.

18.                                      Between December 2010 and April 2011, MHR acquired another $70 million in oil and gas properties and leasehold mineral interests. MHR also completed two other acquisitions in April and May 2011 for an aggregate purchase price of approximately $565 million. In 2011, MHR booked over $100 million in revenues—largely as a result of these acquisitions. This rapid growth created a significant burden on MHR’s accounting department. For example, beginning in November 2011 MHR failed to complete its standard monthly close process and began formally closing its books on a quarterly basis with only sporadic monthly closes in 2012.

iii.                           MHR’s ICFR assessment as of December 31, 2011

a.   Allred identified MHR’s insufficient accounting staffing as a control deficiency as of December 31, 2011.

19.                                Allred led consulting engagements to document and test MHR’s ICFR. In February 2012, his firm issued a written report on MHR’s ICFR to certain MHR managers—including Ormand and Krueger—and MHR’s Audit Committee. The report identified problems in MHR’s accounting department, including that the “accounting and financial reporting team has experienced significant delays in preparing financial statements and reports.” As a result, Allred’s team could not complete its testing activities within the time period originally scheduled. The report further stated that two balance sheet account reconciliations for the month ending October 2011 were not reviewed and approved in a timely manner and that management review of the consolidated October 2011 financial statements had not been formally documented.

20.                                      As of December 31, 2011, the report identified control deficiencies within MHR’s accounting function, including: (a) instances in which reconciliations were not prepared, reviewed, or approved on a timely basis; (b) failures to document the completion of required monthly management reviews; and (c) significant delays in preparing financial statements and reports due to “inadequate and inappropriately aligned staffing.” The report stated:

[T]he potential for error in such a compressed work environment presents substantial risk.  With complex financial and reporting structures there are few individuals within the team with the capacity to perform many tasks and there is little time for senior reporting personnel to review, analyze, and evaluate because they are performing transaction level reporting tasks. (emphasis added)

21.                                      The report concluded, without explanation, that MHR’s staffing deficiency represented only a significant deficiency—rather than a material weakness. The report did not explain how a deficiency that created a “substantial risk” of a financial statement error did not rise to the level of a material weakness, defined as a deficiency in ICFR that creates a reasonable possibility of a material misstatement not being prevented or detected on a timely basis.

22.                                      Krueger and Ormand accepted the assessment that MHR’s insufficient accounting staffing represented a significant deficiency. Both Krueger and Ormand also relied on the absence of an actual identified material error in MHR’s financial statements as evidence that a material weakness did not exist as of December 31, 2011. Neither Krueger nor Ormand prepared any documentary evidence to supplement the documentation created by Allred’s team. Consequently, the only documentation that supports MHR management’s assessment of the effectiveness of MHR’s ICFR as of December 31, 2011 is the documentation created by Allred’s team and provided to MHR management.

23.                                      Because MHR management concluded that the control deficiency only rose to the level of a significant deficiency, rather than a material weakness, MHR did not publicly disclose the deficiency but instead stated that its ICFR was effective.

b.                   Gray Misapplied the Applicable Standard When Determining the Severity of MHR’s Control Deficiency as of December 31, 2011.

24.                                      Gray failed to conduct the 2011 audit of MHR’s ICFR in accordance with PCAOB Auditing Standards No. 3, Audit Documentation (“AS3”), and No. 5, An Audit of Internal Control Over Financial Reporting That Is Integrated with An Audit of Financial Statements (“AS5”) and improperly approved the issuance of the external auditor’s audit report containing an unqualified opinion on MHR’s ICFR as of December 31, 2011.

25.                                      In February 2012, a year after first raising concerns over MHR’s accounting “manpower issues,” Gray reported to MHR’s Audit Committee a “[d]elay in closing the books due to [the] Company manpower shortage relative to [the] volume of financial activity.” This resulted in “[n]umerous top-side adjustments” creating significant audit inefficiencies.

26.                                 Gray, as engagement partner, further reported that:

We believe there is not adequate internal control over financial reporting due to inadequate and inappropriately aligned staffing. This factor increases the possibility of a material error occurring and being undetected and reduces the Company’s ability to file its 10-K on time.

27.                               Despite assessing that there was “not adequate internal control over financial reporting due to inadequate and inappropriately aligned staffing,” Gray concluded that this control deficiency rose to the level of a significant deficiency—rather than a material weakness. The audit work papers failed to adequately document the basis for this conclusion. They also failed to explain how the fact that MHR did “not [have] adequate internal control over financial reporting” was not indicative of a material weakness, defined as weakness that creates a reasonable possibility (i.e., “more than remote but less than likely”) of a material error not being detected or corrected on a timely basis.

28.                                      When reporting audit results on the effectiveness of MHR’s ICFR as of December 31, 2011 to MHR’s Audit Committee, Gray identified MHR’s “inadequate and inappropriately aligned staffing” as a significant deficiency rather than as a material weakness.

29.                                      Gray determined that MHR’s inadequate and inappropriately aligned accounting staff did not constitute a material weakness because, among other things: (i) the audit work did not identify material errors for the reporting period, and (ii) he understood that MHR had recently hired additional accounting staff and that the existing staff, while overworked, was competent.

30.                                      However, this was a misapplication of the applicable standards. As the engagement partner who led the audit of the effectiveness of MHR’s ICFR, Gray improperly applied the definitions of “material weakness” and “significant deficiency” codified in Rule 1-02(a)(4) of Regulation S-X and Appendix A of AS 5. The severity of a deficiency does not depend on whether an error actually occurred. AS 5, ¶ 64.

31.                                      Notwithstanding the systemic importance of an entity-level control, the written analysis was deficient for two reasons. First, it failed to apply the appropriate standard for defining a material weakness. Second, it failed to evaluate the severity of MHR’s control deficiency in accordance with AS 5 because it did not adequately consider: (a) the misstatement that might result from having insufficient accounting staff; (b) MHR’s ability to prepare accurate financial statements based on the possible future consequences of the deficiency; (c) the amounts and transactions exposed to the deficiency; or (d) the volume of activity exposed to the deficiency that occurred in the current period or that is expected in future periods. AS 5, ¶¶ 62-70.

32.                                      Gray also failed to adequately document the basis for his conclusion. Under AS 3, “[a]udit documentation should be prepared in sufficient detail to provide a clear understanding of its purpose, source, and the conclusions reached.” AS 3, ¶ 4. “The auditor must document the procedures performed, evidence obtained, and conclusions reached with respect to relevant financial statement assertions.” AS 3, ¶ 6. “Audit documentation must clearly demonstrate that the work was in fact performed.” AS 3, ¶ 6.

33.                                      The only written audit documentation assessing the severity of MHR’s accounting staffing deficiency was a summary spreadsheet purportedly identifying all MHR control deficiencies for the 2011 reporting period. It documented the conclusion that MHR’s control deficiency did not rise above a significant deficiency for three main reasons: (i) MHR hired a controller and several senior level accountants during the latter part of 2011; (ii) MHR was in the process of integrating two major acquisitions completed in the second quarter of 2011 and the delay in the close process was mostly due to integration across entities; and (iii) individual analysis of two identified audit adjustments did not support a conclusion of a more severe control deficiency.

34.                                      In doing so, Gray failed to evaluate MHR’s deficiencies in accordance with AS 5. Auditors “must evaluate the severity of each control deficiency that comes to his or her attention to determine whether the deficiencies, individually or in combination, are material weaknesses as of the date of management’s assessment.” AS 5, ¶ 62 (emphasis in original).

c.    MHR’s Management Retained Ultimate Responsibility for Evaluating the Severity of Any Control Deficiencies.

35.                               MHR disclosed in its 2011 Form 10-K that:

Under the supervision and with the participation of our management, including our Chief Executive Officer and Chief Financial Officer, we assessed the effectiveness of our internal controls over financial reporting as of the end of the period covered by this report based on the framework in “Internal Control — Integrated Framework”  issued by the  Committee  of  Sponsoring  Organizations  of the Treadway Commission. Based on that assessment, our Chief Executive Officer and Chief Financial Officer concluded that our internal controls over financial reporting were effective as of December 31, 2011 to provide reasonable assurance regarding the reliability of our financial reporting and the preparation of our financial statements for external purposes in accordance with U.S. generally accepted accounting principles.

See MHR Fiscal Year 2011 Form 10-K at p. F-53.

36.                                      When determining whether a deficiency constitutes a material weakness, management should consider all relevant information, (5) including information provided by outside parties. While MHR management retained ultimate responsibility for assessing MHR’s ICFR, including evaluating the severity of any deficiencies in ICFR, (6) the information provided by Allred and Gray was relevant to its assessment. In addition, MHR’s management was responsible for maintaining documentation to support its assessment.(7)

37.                                      Ormand and Krueger had knowledge of the stress placed on MHR’s accounting department as a result of its rapid growth. Nonetheless, they did not sufficiently consider Allred’s or Gray’s findings in analyzing the severity of the control deficiencies, or the appropriateness of Allred’s and Gray’s conclusions in light of all other information which they were aware. Additionally, as discussed further below, MHR failed to maintain required evidential matter— including documentation—providing reasonable support for its assessment.

(5) 2007 Guidance at 37.

(6) 17 CFR 240.13a-15(c).

(7) Instruction No. 2 to Item 308 of Regulation S-K.

d.    MHR’s Documentation Indicated That Krueger Failed to Review MHR’s Q3 2011 Form 10-Q on a Timely Basis.

38.                                      One of the consequences of MHR’s staffing deficiency resulted in Krueger signing off on MHR’s third quarter 2011 Form 10-Q five days after the Form 10-Q was filed with the Commission. Because Krueger was the CAO—and highest ranking officer with an accounting background—responsible for reviewing MHR’s periodic reports prior to filing them with the Commission, MHR had no compensating control(8) in its ICFR.

e.    MHR Failed to Adequately Document its Assessment of ICFR.

39.                                      Item 308 of Regulation S-K requires and the 2007 Guidance states that management must maintain documentation to provide reasonable support for its assessment of the effectiveness of the company’s ICFR.

40.                                      However, in its year-end 2011 assessment, MHR failed to generate or maintain documentation supporting its basis for determining the severity of its accounting staff deficiency. It thus did not adequately document its basis for concluding that the deficiency was a significant deficiency—rather than a material weakness. This was true even though MHR management, and Ormand and Krueger specifically, had been informed that: (a) there was a “substantial risk” of an error (by Allred); and (b) “there is not adequate internal control over financial reporting” (by Gray).

41.                                      The control deficiency caused by MHR’s inadequate accounting staffing was particularly important because it was an entity-level control. Because it was an important control that could affect other controls throughout the company, it needed to be fully understood and defined in order to determine the nature, extent, and severity of the deficiencies.

f.                MHR Management Misapplied the Appropriate Definition When Determining the Severity of MHR’s Control Deficiency as of December 31, 2011.

42.                                      Ormand and Krueger failed to apply the appropriate standard when determining the severity of MHR’s internal control deficiency. As detailed above, while actual errors may inform assessments of control deficiencies, the presence of an actual error is not a prerequisite to concluding that a material weakness exists. Rather, management is to consider whether there is a reasonable possibility that a material misstatement will not be timely detected or prevented. In addition, the effectiveness of a company’s ICFR is assessed at a specific point in time—as of the end of the fiscal reporting period. Planned or anticipated remedial efforts are irrelevant to the analysis.

43.                                      Ormand and Krueger improperly assessed the severity of the control deficiency caused by MHR’s “inadequate and inappropriately aligned staffing” as of December 31, 2011. MHR management should have assessed whether a reasonable possibility existed that a material

(8) “Compensating controls are controls that serve to accomplish the objective of another control that did not function properly, helping to reduce risk to an acceptable level.”  2007 Guidance at n. 49.

misstatement of the company’s financial statements would not be prevented or detected on a timely basis.

iv.                           MHR’s Disclosure of the Existence of Material Weaknesses

a.   MHR Restates its June 30, 2012 Form 10-Q and Discloses Material Weaknesses.

44.                                      On November 14, 2012, MHR filed an amended Form 10-Q restating its June 30, 2012 financial statements to correct a material error related to stock-based compensation and certain other errors. MHR disclosed that management concluded that material weaknesses existed as of June 30, 2012 related to (i) a lack of sufficient, qualified personnel to design and manage an effective control environment; (ii) MHR’s period-end financial reporting process; and (iii) controls over calculation and review of share-based compensation expense. MHR also disclosed management’s plans to remediate and improve the company’s ICFR and disclosure controls and procedures.

45.                                      Before restating, MHR’s Audit Committee met on October 19, 2012 to understand how the company had materially understated option based compensation expense in the second quarter. Ormand reported that the person responsible for reviewing the calculation signed off without reviewing it. Also at that meeting, Gray “restated that the root cause [of the error] was inadequate and inappropriately aligned staffing of the accounting department.”

b.    MHR’s Disclosed Material Weaknesses in its September 30, 2012 Form 10-Q.

46.                                      On November 13, 2012, MHR’s Audit Committee met and approved the company’s Form 10-Q for the third quarter-ended September 30, 2012. That filing disclosed the same three material weaknesses existed at September 30, 2012 that had been disclosed in MHR’s amended June 30, 2012 Form 10-Q.

c.   MHR Delinquently Files its 2012 Form 10-K and Discloses Material Weaknesses.

47.                                      MHR delinquently filed its 2012 Form 10-K on June 14, 2013. In it, MHR disclosed fourteen material weaknesses as of December 31, 2012, including that “[i]n certain areas the Company did not have sufficient personnel with an appropriate level of knowledge, experience and training commensurate with the growth of the Company’s corporate structure and financial reporting requirements” and not upgrading “resources around internal audit, tax, financial reporting and certain accounting areas.”

48.                                      MHR’s internal analysis of the material weaknesses posed by its understaffed accounting department, as disclosed in its 2012 Form 10-K, recognized that the “significant deficiency identified at year-end 2011 does not appear[] to be remediated. Personnel do not appear to have the competence and training necessary for their assigned level of responsibility.”

v.                 MHR Remediates Inadequate and Inappropriately Aligned Staffing in the Third Quarter 2013

49.                               On November 8, 2013, MHR filed its Form 10-Q for the quarter-ended September 30, 2013. While concluding that the Company’s ICFR was not effective as of September 30, 2013, management concluded that the material weakness that existed at quarter-end concerning accounting staff inadequacies had subsequently been remediated.

D.                                           VIOLATIONS

i.                  MHR Violated Sections 13(a), 13(b)(2)(A), and 13(b)(2)(B) of the Exchange Act and Rules 13a-1, 13a-13, and 13a-15(a) thereunder.

50.                                      As a result of the conduct described above, MHR violated Section 13(b)(2)(A) of the Exchange Act, which requires Section 12 registrants to make and keep books, records, and accounts, which in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the issuer, and Section 13(b)(2)(B) of the Exchange Act, which requires Section 12 registrants to devise and maintain a system of sufficient internal accounting controls.

51.                                      As a result of the conduct described above, MHR violated Section 13(a) of the Exchange Act and Rules 13a-1 and 13a-13, thereunder, which require issuers with classes of securities registered pursuant to Section 12 to file periodic and other reports with the Commission and Rule 13a-15(a) which requires issuers to maintain ICFR.

IV.

In view of the foregoing, the Commission deems it appropriate to impose the sanctions agreed to in Respondent’s Offer.

Accordingly, pursuant to Section 21C of the Exchange Act, it is hereby ORDERED that:

A.                                           Respondent shall cease and desist from committing or causing any violations and any future violations Sections 13(a), 13(b)(2)(A) and 13(b)(2)(B) of the Exchange Act and Rules 13a-1, 13a-13, and 13a-15(a) thereunder.

B.                                           Respondent shall, on the effective date of MHR’s Chapter 11 Bankruptcy Plan incorporating the terms of this Order, pay a civil money penalty in the amount of $250,000 to the Securities and Exchange Commission for transfer to the general fund of the United States Treasury, subject to Exchange Act Section 21F(g)(3). If timely payment is not made, additional interest shall accrue pursuant to 31 U.S.C. §3717.

Payment must be made in one of the following ways:

(1)                                 Respondent may transmit payment electronically to the Commission, which will provide detailed ACH transfer/Fedwire instructions upon request;

(2)                                 Respondent may make direct payment from a bank account via Pay.gov through the SEC website at http://www.sec.gov/about/offices/ofm.htm; or

(3)                                 Respondent may pay by certified check, bank cashier’s check, or United States postal money order, made payable to the Securities and Exchange Commission and hand-delivered or mailed to:

Enterprise Services Center

Accounts Receivable Branch

HQ Bldg., Room 181, AMZ-341

6500 South MacArthur Boulevard

Oklahoma City, OK 73169

Payments by check or money order must be accompanied by a cover letter identifying MHR as a Respondent in these proceedings, and the file number of these proceedings; a copy of the cover letter and check or money order must be sent to David L. Peavler, Division of Enforcement, Securities and Exchange Commission, 801 Cherry Street, Suite 1900, Fort Worth, Texas 76102.

C.                                           Amounts ordered to be paid as civil money penalties pursuant to this Order shall be treated as penalties paid to the government for all purposes, including all tax purposes. To preserve the deterrent effect of the civil penalty, Respondent agrees that in any Related Investor Action, it shall not argue that it is entitled to, nor shall it benefit by, offset or reduction of any award of compensatory damages by the amount of any part of Respondent’s payment of a civil penalty in this action (“Penalty Offset”). If the court in any Related Investor Action grants such a Penalty Offset, Respondent agrees that it shall, within 30 days after entry of a final order granting the Penalty Offset, notify the Commission’s counsel in this action and pay the amount of the Penalty Offset to the Securities and Exchange Commission. Such a payment shall not be deemed an additional civil penalty and shall not be deemed to change the amount of the civil penalty imposed in this proceeding. For purposes of this paragraph, a “Related Investor Action” means a private damages action brought against Respondent by or on behalf of one or more investors based on substantially the same facts as alleged in the Order instituted by the Commission in this proceeding.

By the Commission.

Brent J. Fields
Secretary